UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K/ A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2011

BOLLENTE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54219	26-2137574
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Gainey Center II 8501 North Scottsdale Road, Suite 165 Scottsdale, Arizona	85253-2740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480)-275-7572

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway
Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE – Following the initial filing of this Form 8-K, the Registrant discovered that the EDGAR filer inadvertently filed the wrong exhibit in the Articles of Merger ex.3d(i). The Registrant is amending this Form 8-K to include the correct exhibit. No disclosure was changed as a result of this error .

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

    On May16, 2011, the Registrant completed the previously announced reverse triangular merger by and among Woodmans Lumber and Millworks Peru (“WOODMANS”), a Nevada corporation and wholly-owned subsidiary of the Registrant, and Bollente, Inc. (“BOLLENTE”), a Nevada corporation. Pursuant to the merger agreement WOODMANS ceased to exist and BOLLENTE became a wholly owned subsidiary of the Registrant. A copy of the Articles of Merger is filed as Exhibit 3i(d) to this Current Report.

    Pursuant to the conditions to closing of the Merger, on May 16, 2011 the Registrant issued 4,707,727 shares of common stock in exchange for 100% of BOLLENTE’s issued and outstanding common stock.

    As a result of the closing of the Merger, the Registrant’s main focus has been redirected to the operations of BOLLENTE.  The Registrant now owns 100% of BOLLENTE, which is   involved in researching and manufacturing a green technology centered on tankless water heater system for residential and commercial purposes. The company’s first product, branded as truTankless™, is a high quality, whole-house, electric tankless water heater that is more energy efficient than conventional products.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3i(d)	Articles of Merger – dated May 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLLENTE COMPANIES, INC.

By: /S/ Robertson James Orr
Robertson James Orr, President and Chairman of the Board

Date:  May 17, 2011